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                                                                    EXHIBIT 23.2

                    INDEPENDENT AUDITORS' CONSENT AND REPORT

  We consent to the use in this Registration Statement of Continental Cablevision, Inc. and its subsidiaries on Form S-1 of our report dated February 10, 1995, (except for the second paragraph of Note 1 ("Stock Dividend") as to which the date is September 29, 1995) (which contains an explanatory paragraph regarding a change in accounting for income taxes and investments in 1993 and 1994, respectively), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Information" and "Experts" in such Prospectus.

  Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Continental Cablevision, Inc. and its subsidiaries listed in Item 21. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche llp

Boston, Massachusetts
October 19, 1995